UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PriorityAccess, Inc.
                 (Name of small business issuer in its charter)

Delaware                              8742                       14-181544
(State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
of incorporation or        Classification Code Number)       Identification No.)
organization)

                              PriorityAccess, Inc.
                          20 Corporate Woods Boulevard
                             Albany, New York 12211
                                 (518) 432-7270
          (Address and telephone number of principal executive offices)

                              PriorityAccess, Inc.
                          20 Corporate Woods Boulevard
                             Albany, New York 12211
               (Address of Principal place of business or intended
                          principal place of business)

                        Corporation Service Company, Inc.
                              2711 Centerville Road
                           Wilmington, Delaware 19808
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

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
Title of each class of           Dollar amount        Proposed maximum     Proposed maximum        Amount of
securities to be registered      to be registered     offering price       aggregate offering      registration fee
                                                      per unit             price

Shares of common stock           $5,000,000           $10.00               $5,000,000

TOTAL                            $5,000,000           $10.00               $5,000,000              $1195
--------------------------------------------------------------------------------------------------------------------

Estimated solely for the purpose of calculating the registration fee.

We may amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date that the SEC, acting under Section 8(a), may determine.

                                     Part I

                       Information required in prospectus

                                   Prospectus

                              PriorityAccess, Inc.

This is our initial public offering of up to 500,000 shares of our common stock at $10 per share. PriorityAccess, Inc. provides a wide range of financial services to individuals and early-stage companies that are considering expanding and growing through the public and private equity markets. PriorityAccess, Inc. provides management support services while its other subsidiary, AccessCapital, Inc., an independently managed registered broker-dealer, provides private equity investment services and its subsidiary, PriorityFinancial, Inc., an independently managed financial services company provides financial planning, insurance, and retirement planning services.

This is a self-underwritten offering. The shares will be distributed on a "best efforts" basis. There is no minimum amount of shares that must be sold. Our president, Roger D. Shearer, will sell the shares directly to investors without the use of a professional underwriter. The offering will continue for 180 days after the effective date of this prospectus and may be extended for another 90 days at the discretion of our management.

No public market currently exists for the trading of our shares.

Investing in our common stock involves substantial risks. Consider carefully the risk factors beginning on page 2 in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                                            Underwriting
Price per share to     Maximum shares       discounts and       Proceeds to the
public                 offered              commissions         company
--------------------------------------------------------------------------------
$10                    500,000              None                $5,000,000
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is January 25, 2002.

                      Dealer prospectus delivery obligation

     Until 90 days after the effective date of this registration statement, all dealers effecting transactions in the shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Table of contents

Prospectus Summary.............................................................1
     Our company...............................................................1
     Corporate information.....................................................1
     The offering..............................................................2
     Use of proceeds...........................................................2
Risk factors...................................................................2
Use of proceeds................................................................8
Determination of offering price................................................9
Dilution.......................................................................9
Plan of distribution..........................................................10
     Limited state registration...............................................11
     Method of subscribing ...................................................11
Expiration date...............................................................11
Legal proceeding..............................................................11
Management....................................................................12
Directors and officers........................................................12
Executive compensation........................................................14
     Directors................................................................14
     Summary compensation table...............................................14
     Employment agreements....................................................14
Principal security holders....................................................15
Description of securities.....................................................15
     Common stock.............................................................15
     Preferred stock..........................................................16
     Warrants.................................................................16
     Dividends................................................................16
Shares eligible for future sale...............................................17
     Transfer agent...........................................................18
Business......................................................................18
     Plan of operation........................................................18
     Our strategy.............................................................19
Statement as to indemnification...............................................20
Relationships and related transactions........................................20
Description of property.......................................................21
Legal opinions................................................................21
Experts.......................................................................22
Financial statements..........................................................23
Indemnification of directors and officers.....................................34
Expenses of issuance and distribution.........................................36
Recent sales of unregistered securities.......................................37
Exhibits......................................................................38
Undertakings..................................................................38
Signatures....................................................................39

                               Prospectus Summary

Our company

Our core mission is to serve the interests of our diverse investor network by evaluating, supporting and providing access to sound, early-stage investment opportunities and value added financial services. In a market that traditionally limits access to early-stage investment opportunities to institutional investors, venture capitalist and a select group of high net worth individual investors, PriorityAccess bridges the gap between business innovators and individual investors.

Since its inception the company's development objectives were to: (1) establish and grow a network of qualified investors; (2) assemble a distribution of individuals qualified in complementary business disciplines including marketing, accounting, financial management, securities and investment banking; (3) form and launch a financial services subsidiary; and (4) form or acquire a NASD registered broker/dealer subsidiary.

The company has successfully met each of its development objectives, tested and refined its business model and progressed to operations and revenue. Operating revenues have been realized from the sale of financial services through the company's subsidiary, PriorityFinancial, Inc. and support services through EquiMerge the company's Merger & Acquisition operating division. Non-operating revenues have been secured from the sale of certain assets. Our investor network currently numbers approximately 2,500 individuals, our management and staff include experienced marketing professionals, an accounting professional, a Certified Public Accountant, licensed securities principals, licensed insurance professionals, licenses securities brokers as well as experienced banking support. PriorityFinancial, Inc. is a newly formed financial services subsidiary that has been launched and is producing revenues and the NASD recently approved our acquisition of AccessCapital, Inc. an NASD registered broker/dealer. Additional non-operating subsidiary entities are Darby Acquisition Corporation and Laurus Acquisition Corporation each of which was formed within EquiMerge the company's operating division for the expressed purpose of filing for registration as a blank check public shell to be used in reverse merger transactions. Endpoint Technologies, Inc. is a majority owned subsidiary through which PriorityAccess manages technology related activities. Endpoint currently has one project under development and a second in negotiation.

Corporate information

We were incorporated under Delaware law on July 7, 1999.

Our offices are at 20 Corporate Woods Boulevard, Albany, New York 12211. Our telephone number is (518) 432-7270.

This offering

Securities offered                      Common stock, $.001 par value
                                        up to 500,000 shares

Price per share                         $10.00

Common stock outstanding                3,749,834         shares
prior to the offering                      27,500        warrants

Common stock to be                      4,249,834         shares
outstanding after the                      27,500        warrants
maximum offering

Use of Proceeds

We will use the net proceeds from this offering to support expansion of our core business through acquisition, operating capital for PriorityAccess, marketing support for our subsidiaries and to facilitate future access to public markets.

                                  Risk factors

An investment in PriorityAccess is highly speculative and should be considered only by persons able to bear the economic risk of the investment for an indefinite period. Prospective investors should carefully consider the following risk factors relating to PriorityAccess and its operations. You should carefully consider the following risks and all other information contained in this prospectus before deciding to purchase our common stock. Included is a discussion of each material risk that PriorityAccess has identified as of the date of this prospectus. However, additional risks and uncertainties not presently known to us, or that is deemed immaterial at this time, may also impair our business operations. If any of the following risks actually occur, PriorityAccess's business, financial condition or operating results could suffer. If this occurs, the trading price of our common stock could decline, and you could lose all or part of your investment.

LIMITED OPERATING HISTORY PriorityAccess was incorporated on July 7, 1999 and thus has a limited operating history. No assurance can be given that future revenues and profits will meet the company's expectations, or that the company will ever be able to operate profitably. Because of this limited operating history and information, it will be difficult for you to predict whether we will be successful. PriorityAccess is subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for financial products and services. We may not be successful in addressing these risks or other risks we may face. If unable to address these risks adequately, PriorityAccess's business, results of operations, and operations and financial condition may suffer.

OPERATING LOSSES As the company increases its sales and marketing, significant general, administrative, and development expenses will be incurred and near term losses may arise. PriorityAccess currently generates limited revenues, and no assurances can be made as to when, or if, sustained profitability will be achieved. Failure to become and remain profitable may materially and adversely affect the market price of our common stock and our ability to raise capital and continue operations.

LACK OF PROVEN MODEL We are in the development stage of our new line of business and we believe that our success will depend in a large part on our ability to operate our broker-dealer and financial services subsidiaries profitably. No assurance can be given that our business model will be successful or that it will experience revenue growth or ever be profitable. It is difficult to forecast our future growth rate, if any, and its ultimate size. If our business fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our products and services do not achieve or sustain market acceptance, our business, results of operations, and financial condition will be materially, adversely affected. Because of the uncertainty of these events you should not purchase these securities unless you are able to lose the entire amount of your investment in the securities.

DEPENDENCE UPON OFFERING FOR EXPANSION PriorityAccess's growth plans require the net proceeds from this offering. If less than all of the shares offered are sold, we may have to delay or modify its plan. Any delay or modification of our plan may adversely affect our development.

MANAGEMENT OF GROWTH To implement PriorityAccess's business plan, we must expand our operations, financial systems, and personnel. We may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in our being unable to capitalize the opportunity in the market, and might cause our financial condition and results from operations to suffer.

In connection with our recently completed acquisitions we have undertaken and will undertake in the future certain additional risks, many of which are not risks presently associated with our core business and operations. For example, our management will be presented with new challenges and risks associated with the development, integration and implementation of the financial services, insurance and securities brokerage businesses we have acquired or formed. These risks include, but are not limited to, sales practices issues and related claims procedures. We believe that our management team and the new internal procedures we are implementing in connection with the expansion of our operations will be adequate to manage and supervise these new business lines, however we cannot be sure that management will be able to address all of the new risks associated with these businesses or that the policies and procedures we implement will be sufficient.

COMPETITION The financial services and securities brokerage businesses are very competitive. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than PriorityAccess and its subsidiaries posses. These competitors may be able to respond more quickly to new opportunities in the industry, and to devote greater resources to the development, promotion, and sale of their products and services than we can. We might not be able to compete successfully against our current or future competitors.

GOVERNMENT REGULATION The sale of securities is regulated by both federal and state authorities. PriorityAccess will obtain all permits, and licenses required to operate its business, although there can be no assurance that we will not become subject to more restrictive regulations in the future.

REGULATORY RISKS PriorityAccess's business, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. In addition, self-regulatory organizations, such as the NASD, require strict compliance with their rules and regulations. Among other things, these regulatory authorities impose restrictions on sales methods, trading practices, use and safekeeping of customer funds and securities, record keeping and the conduct of principals and employees. The extensive regulatory framework applicable to broker-dealers, the purpose of which is to protect customers and the integrity of the securities markets, imposes significant compliance requirements on us. Failure to comply with any of the laws, rules or regulations of any independent, state or federal regulatory authority could result in a fine, injunction, suspension or expulsion from the industry, which could have a material adverse effect on PriorityAccess. Although we have implemented procedures designed to achieve compliance with such laws, rules and regulations, there can be no assurance that such compliance procedures will prevent violations. Furthermore, amendments to existing statutes and regulations or the adoption of new statutes and regulations could require us to alter our methods of operation at costs which could be substantial.

NET CAPITAL REQUIREMENTS The Securities and Exchange Commission (SEC) and the NASD have adopted stringent provisions with respect to net capital requirements applicable to the operation of securities firms. A significant operating loss or any charge against the net capital of PriorityAccess's brokerage subsidiary, could adversely affect its ability to operate, expand or, depending upon the magnitude of the loss or charge, maintain its present level of business. These rules could also restrict the ability of PriorityAccess to withdraw capital from its brokerage subsidiary, AccessCapital, Inc., even in circumstances where it has more than the minimum amount of required capital, which, in turn, could limit the ability of PriorityAccess to implement its strategies.

UNDERWRITING LIABILITY Investment bankers/underwriters are subject to certain liabilities resulting from underwriting the sale of securities. PriorityAccess's subsidiaries intend to purchase liability insurance, if available at reasonable rates, before selling securities for other parties. Part of an underwriter's responsibility is research and fact verification. Although PriorityAccess intends to be thorough and accurate in its review, it is possible that materially inaccurate statements could appear in the offering documentation for an equity candidate, or that material information is omitted from such documentation. As a result of such events, it is possible that PriorityAccess could be held liable, or at least be the subject of claims of liability. PriorityAccess intends to utilize the services of independent auditors and lawyers to help perform the research and verification process. If PriorityAccess were to be the subject of claims of liability, or in fact found liable, such fact could adversely impact the financial conditions and results of operations of PriorityAccess.

INVESTMENT COMPANY ACT REGISTRATION The Investment Company Act restricts the operations of companies that are deemed to be "investment companies". We believe that we are not an investment company because our brokerage subsidiary AccessCapital, Inc. is primarily engaged in the business of selling securities to customers, acting as a broker, and related activities. The Investment Company Act has not, however, been subject to substantial regulatory or judicial interpretation. Accordingly, we cannot assure you that the SEC will agree with our conclusion or that a court will agree with our conclusion if this issue is ever litigated. If we fail to comply with the requirements of the Investment Company Act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. In addition, our contracts would be avoidable and a court could appoint a receiver to take control of us and liquidate our business. Any failure to comply with the Investment Company Act would therefore seriously harm our business.

DETERMINATION OF PURCHASE PRICE The offering price of our common stock has been arbitrarily determined by us and is not the result of arms-length negotiations with any underwriter or other party. Such price is not necessarily related to our asset value, net worth, results of operations or any other established criteria of value. The foregoing factors may diminish your ability to assess the likelihood that your purchase price will be recovered, if not exceeded, upon sale, and no assurance can be given in that regard.

DILUTION Purchasers in this offering will experience immediate and substantial dilution. The offering price of our common stock is substantially higher than its book value immediately after the offering. As a result, if you invest in this offering at an offering price of $10.00 per share, you will incur immediate dilution of at least $8.63 per share in the book value of the shares purchased from the price you pay for your stock if we sell the entire offering. You will incur this dilution largely because our earlier investors paid substantially less than the offering price when they purchased their common stock.

DEPENDENCY ON KEY OFFICERS The success of PriorityAccess depends on the continued services of its key officers, including Roger D. Shearer, its President, Valerie J. Balga, its Vice President for Marketing, and the continued services of the key officers of its subsidiaries, including Paul J. Murray, President of PriorityFinancial, Inc. The loss of the knowledge and industry expertise of any these officers could seriously impede our success, and our financial condition and results of operations could suffer.

DISCRETION IN USE OF PROCEEDS Management will have significant flexibility in the use of the proceeds from this offering. We intend to use the net proceeds for additional equity capital and working capital and general corporate purposes. The failure of our management to apply the funds effectively could harm our business.

LACK OF BRAND IDENTITY We do not have brand identity making it more difficult to compete successfully. Establishing and maintaining brand identity will become a critical part of our efforts to expand our business model and to promote client relationships. If we fail to promote our brand successfully, or if we incur excessive expenses in an attempt to promote and maintain our brand, our business will grow more slowly, if at all. Promotion and enhancement of our brand will also depend, in part, on our success in providing high quality products and services to our clients. Such success cannot be assured. If our clients do not perceive our relationship to be of high quality, or if we introduce new products or services that are not favorably received by such parties, the value of our brand would be diluted. Such brand dilution could decrease the attractiveness of our business model to potential acquirors, and could materially and adversely affect our business, results of operations and financial condition.

NO PUBLIC MARKET HAS EXISTED FOR OUR SHARES AND AN ACTIVE TRADING MARKET MAY NOT DEVELOP OR BE SUSTAINED The shares offered hereby will be registered with the Securities Exchange Commission pursuant to the Securities Act and Regulation S-B promulgated thereunder and, as such, the shares purchased in the offering will be freely tradable under the Federal securities laws. However, the shares will be registered in only a limited number of states, and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered, unless they are subsequently registered, or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer.

This is our initial public offering and before this offering there has been no public market for our common stock. We cannot assure you that an active trading market will develop or be sustained after this offering. You may not be able to resell your shares within a reasonable time or at or above the offering price. There can be no assurance that the market price of our common stock after this offering will relate to our book value, assets, past operating results, financial condition or any other established criteria of value. Therefore, the offering price or the price at which you may purchase the securities being offered herein may not be indicative of the market price for our shares of common stock or other securities after this offering.

NO CURRENT MARKET MAKERS PriorityAccess does not presently have any market makers for its common stock or any other securities. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of PriorityAccess or any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the common stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of common stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

WE MAY NOT BE ABLE TO OBTAIN OR MAINTAIN THE QUOTATION OF OUR COMMON STOCK ON THE NASDAQ BULLETING BOARD, WHICH WOULD MAKE IT MORE DIFFICULT TO DISPOSE OF OUR COMMON STOCK We intend to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Even if it is accepted for quotation, we cannot guarantee that it will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

OUR STOCK MAY BE TREATED AS A "PENNY STOCK" WHICH WILL PLACE RESTRICTIONS ON BROKER-DEALERS RECOMMENDING THE STOCK FOR PURCHASE The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements: broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market; broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative; broker-dealers must disclose current quotations for the securities; if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer s account and information on the limited market in penny stocks. Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser s written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur. There is a lack of liquidity in our common stock and you may not be able to sell the stock you purchase in this offering on terms you consider reasonable.

VOTING CONTROL Stockholders of PriorityAccess are not entitled to cumulative voting rights. Consequently, the elections of directors and all other matters requiring stockholder approval will be decided by a majority vote except as otherwise provided by law. Assuming all of the shares offered hereby are sold, after the offering Roger D. Shearer will own 58% of the outstanding common stock. Thus, Mr. Shearer will be in a position to substantially control the election of the board of directors of the company and its management and policies.

LIMITATION OF DIRECTORS' LIABILITY The by-laws of the company provide that a director of the company will not be personally liable for monetary damages to the company or its stockholders for breaches of its fiduciary duty as a director, unless the director acted in bad faith, knowingly or intentionally violated the law, personally gained a financial profit or other advantage to which the director was not entitled, or violated federal securities law.

FORWARD LOOKING STATEMENTS This prospectus contains "forward looking statements." These statements may include statements regarding: the company's business plan;


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

plans for hiring additional personnel; acquiring a broker/dealer; adequacy of anticipated sources of funds, including the proceeds from this offering; and other statements regarding the plans of the company, and its objectives, expectations, and intentions contained in this prospectus that are not historical facts. When used in this prospectus, the word "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following the offering, PriorityAccess assumes no obligation to update any forward looking statements contained in this prospectus.

                                 Use of Proceeds

The net proceeds to PriorityAccess from the offering, after deducting offering expenses estimated to be approximately $62,195 (including filing, accounting and legal fees) are projected to be as follows:

Gross Proceeds      $500,000   $1,000,000   $2,500,000   $4,000,000   $5,000,000

Offering Expenses     62,195       62,195       62,195       62,195       62,195
                    --------   ----------   ----------   ----------   ----------
Net Proceeds        $437,805   $  937,805   $2,437,805   $3,937,805   $4,937,805

The principal purpose of the offering is to provide PriorityAccess with working capital to conduct and expand its business operations, development and management of investment projects to be marketed to its established investors and to create a public market for our stock. Funds will also be used in identifying new investment opportunities, and expanding the business operations of our subsidiaries and developing and distributing marketing materials concerning our subsidiaries.

As of the date of this prospectus, we have not allocated any specific amount of the proceeds for the purposes listed above. We expect the expenditures associated with our anticipated expansion will total between $500,000 and $1,500,000 million in 2002. We also expect to use between $500,000 and $1,000,000 of the proceeds from this offering in connection with marketing activities. Although we may use a portion of the net proceeds to acquire or invest in complementary businesses, products, and technologies in the future, there are no present understandings, commitments, or agreements with respect to any such acquisitions. The amounts actually expended for the purposes listed above will depend upon a number of factors, including conditions in the public and private equity markets and competitive developments in the market for financial services. Therefore, we cannot be certain that the amounts we expect to spend on any of the uses described above will fall within the estimated ranges. We also cannot be certain of the timing of these expenditures. Management reserves the right to reallocate the net proceeds within the uses outlined above.


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

                         Determination of offering price

Prior to this offering there has been no public market for our common stock. The offering price of our common stock has been arbitrarily determined. The offering price is not necessarily related to asset value, net worth, results of operations or any other established criteria of value. The offering price should not, therefore, be considered as an indication of the actual value of the shares offered. Among factors considered by us in determining the offering price were:

     o    Estimates of our business potential.

     o    Our limited financial resources.

     o    The amount of equity desired to be retained by present shareholders.

     o    The amount of dilution to the public.

     o    The general condition of the securities markets.

                                    Dilution

The difference between the offering price per share of our common stock and the net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of our outstanding common shares and warrants.

The net tangible book value of PriorityAccess as of December 31, 2001 was $933,515 or $.25 per share of common stock. After giving effect to the sale of 500,000 shares of common stock at $10.00 per share and after deducting the estimated offering expenses, the pro forma net tangible book value at that date would have been $5,871,320 or $1.37 per share. This represents an immediate increase in pro forma net tangible book value of $1.12 per share to existing stockholders and an immediate dilution of $8.63 per share to the purchaser of the shares.

The following table illustrates the per share dilution effect as of December 31, 2001:

                                            If the maximum number
                                            of shares are sold
                                            ---------------------
Public offering price per share             $ 10.00

Net tangible book value per share,
before this offering                        $  0.25

Net tangible book value per share,
after this offering                         $  1.37

Increase per share attributable
to payment by new investors                 $  1.12

Dilution to new investors per share         $  8.63

The following table summarizes the number and percentage of shares of common stock purchased from PriorityAccess, the amount and percentage of consideration paid and the average price paid per share by existing stockholders and by the purchasers of the shares in this offering at $10.00 per share assuming the maximum by number of shares are sold and before deducting the estimated offering expenses. The table assumes that all warrant holders exercise all their rights to purchase common stock.

                                                                  Percentage of
                      Number of      Percent      Total amount    total           Average price
                      shares         purchased    paid            amount paid     per share paid
Existing
shareholders          3,777,334      88.31 %      $1,835,803      26.86 %         $ 0.49

New investors           500,000      11.69 %      $5,000,000      73.14 %         $10.00

Total                 4,277,334        100 %      $6,835,803        100 %         $ 1.60

                              Plan of distribution

We are offering for sale 500,000 shares at $10.00 per share. We propose to offer the shares directly to investors. The minimum purchase will be 250 shares.

Our prospectus will be distributed by our president, Roger D. Shearer. We will pay no compensation to any person in connection with offer and sale of the shares. However, Mr. Shearer earns a salary from PriorityAccess. Although he is an "associated person" of us as that term is defined in Rule 3a4-1 of the Securities and Exchange Act of 1934, he is not deemed to be a broker for the following reasons:

     1. He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities and Exchange Act at the time he participates in the sale of our securities.

     2. He will not be compensated for assisting in the sale of our securities with commissions or other remuneration based either directly or indirectly on transactions in securities.

     3. He is not an associated person of a broker or dealer at the time he participates in the sale of our securities.

     4.   He will restrict his participation to the following activities:

          o preparing written communication and/or delivering such communication through the mail or other means that do not involve oral solicitation of a potential purchaser.

          o responding to inquiries of potential purchasers made in communications that the purchasers initiate; provided however, that the content of their responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document.

          o performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, we have not retained a broker in connection with the sale of securities in this offering. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to our registration statement with the SEC. Prior to involving any broker-dealer in the offering, we intend to obtain a "no objection" position from the NASD regarding the contemplated underwriting compensation and arrangements.

Limited state registration

Our shares will be registered in only a limited number of states, and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered, unless they are subsequently registered, or there exists an exemption from the applicable state's registration requirements.

Method of subscribing

You may subscribe by filling in and signing a subscription agreement and delivering it to us before the expiration date. Under the agreement, the subscription price of $10.00 per share must be paid by check, bank draft or postal express money order payable in United States dollars to Capital Bank & Trust Company. You may not pay in cash. Additionally, the subscription agreement allows us to reject a subscription, in whole or in part, for any reason within ten business days of receiving it.

The company's principals and any of its affiliates or associates may purchase a portion of the shares offered in this offering. Shares purchased by the company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view toward distribution.

                                 Expiration date

This offering will expire 180 days from the effective date of this prospectus and may be extended an additional 90 days in the sole discretion of management.

                                Legal proceedings

We are not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against us which may materially affect the company.

                                   Management

Directors and officers

The following table shows the names and ages of our directors, officers, and significant employees and the positions they hold with our company and with our subsidiaries.

Name                Age      Position                             Company
----                ---      --------                             -------
Roger D. Shearer    54       President, Treasurer, Secretary      PriorityAccess, Inc.
                             and Director

                             President, Treasurer, Secretary      Endpoint Technologies, Inc.
                             and Director

                             Director                             AccessCapital, Inc.

Valerie J. Balga    33       Vice President for Marketing         PriorityAccess, Inc.

Paul J. Murray      62       President, Treasurer, Secretary      PriorityFinancial, Inc.
                             and Director

Alfred P. Reeves    60       President                            AccessCapital, Inc.

Roger D. Shearer has been the President and a director of PriorityAccess, Inc. since the founding of our company in 1999. He is responsible for managing our operations as well as our administrative and financial activities. For the past five years Mr. Shearer has served as a managing member of Spectrum Capital LLC of Albany, New York. Spectrum Capital is a business development company that has developed two businesses: StratoComm Corporation, which owns the rights to a telecommunications technology throughout the continent of Africa, and PriorityAccess, Inc.

Ms. Balga brings an impressive resume in marketing and business development to her role at PriorityAccess. Her experience managing marketing operations include developing branding, retention and acquisition focused marketing strategies and overseeing the execution including the development of unique, state-of-the-art marketing tools and collateral. This experience coupled with her valuable knowledge in the application of technology to the marketing process gives her the insight to take full charge responsibility for establishing the brand of PriorityAccess and that of its subsidiary companies.

Ms. Balga is a graduate of the Business School at SUNY, Albany.

As President and General Manager of PriorityFinancial, Mr. Murray brings an in-depth knowledge of insurance and other investment products into the mix. Mr. Murray's 35 years of experience in the insurance and investment industry enable him to anticipate and offer clients the solutions that are most compatible with their investment strategy. As part of our team, each PriorityFinancial investment executive is also able to work with Mr. Murray to identify the best products that complement an individual portfolio mix.

Prior to joining PriorityFinancial, Mr. Murray served as President of PKS Financial Services, a subsidiary of Purshe, Kaplan, Sterling Investments, between 1995 and 2001. This appointment succeeds 13 years of serving as a general agent for Union Central Life.

Alfred P. Reeves has over 30 years experience in the securities industry and holds all necessary NASD licenses to run a full service broker/dealer. He currently serves as the President of AccessCapital a wholly owned subsidiary of PriorityAccess. Between 1996 and 2001, he has held positions managing broker/dealers in capacities including Chief Operating Officer for The Franklin Trust Corporation and Franklin Ross, Inc., Assistant to the President for Meyers Pollock Robbins, Inc., Chief Financial Officer for EquityLine Securities, Inc., Head Trader for Preferred Securities Group, Inc., Trader for Dynamic Trading, and Chief Financial Officer for Farrand Investment Bankers.

As a former NASD examiner, he has overseen and conducted broker/dealer audits, branch compliance audits and required annual compliance meetings with registered representatives. He is a former NASD Business Conduct Committee Member in the New York district (1987-1990), an NASD Arbitrator and has been an expert witness on securities matters in U.S. Federal Court. He is currently a member of the National Society of Compliance Professionals, the Security Traders Association of New York and the Security Traders Association of Florida. Formerly, he was a charter member of the National Society of Compliance Professionals.

Mr. Reeves is a graduate of the University of North Carolina.

Serving as Chief Executive Officer and founder of a New York-based Internet software development firm between 1993 and 1998 and Director for a national Internet Service Provider between 1998 and 2000 preceded Valerie J. Balga's most recent assignment as Vice President of Marketing for PriorityAccess.

In October 2001, PriorityAccess, Endpoint Technologies and Roger D. Shearer entered into an Order of Settlement with the SEC relating to the actions of a third-party contractor hired to provide investor leads in connection with certain anticipated private placement transactions. Due to the nature and volume of the third-party's communications with potential investors, PriorityAccess, Endpoint Technologies and Mr. Shearer were deemed to have engaged in a general solicitation in connection with the private placements. The Order of Settlement contained no fine and each party agreed to cease and desist from any future violations of Section 5 of the Securities and Exchange Act of 1933.

All directors hold office until the next annual meeting of stockholders and qualification of their successors. Officers are elected annually by the discretion of the board.

                             Executive compensation

Directors

Our directors are not compensated for acting as directors, nor are they reimbursed for expenses related to their service as directors.

Summary Compensation Table

The following table provides information concerning compensation paid by the company and its subsidiaries during the fiscal year ended December 31, 2001, for our chief executive officer and each other executive officer whose annual compensation from the company exceeded $100,000 during the fiscal year December 31, 2001.

Name/Position                                Year          Salary    Other Compensation
-------------                                ----          ------    ------------------
Roger D. Shearer                             2001     $   200,000       $16,262 (1)
President, PriorityAccess, Inc.
President, Endpoint Technologies, Inc.

Paul J. Murray                               2001              (2)             --
President, PriorityFinancial, Inc.

Valerie J. Balga                             2001              (2)             --
Vice President, PriorityAccess, Inc.


Alfred P. Reeves                             2001              (2)             --
President, AccessCapital, Inc.

Adam R. Shaw                                 2001     $   106,000              --
Vice President, PriorityAccess, Inc.

(1) Includes payments for certain term life and health insurance benefits and automobile allowances.

(2) Annual salary received by Mr. Murray, Mr. Reeves and Ms. Balga in fiscal year ended December 31, 2001 was less than $100,000.

Employment agreements

During the fiscal year ended December 31, 2001, PriorityAccess entered into an employment agreement with Mr. Shaw for a term of one year and which provided for an annual base salary of $120,000. The employment agreement contains a provision that the employee will not compete, solicit or engage in a business competitive with our business during the term of employment and for a period of 6 months thereafter.

                           Principal security holders

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus by the following individuals or groups:

     o    Each of our executive officers.

     o    Each of our directors.

     o Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock.

     o    All of our officers and directors as a group.

Except as otherwise noted, and subject to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

As of December 31, 2001, we had 3,749,834 shares and 27,500 warrants outstanding, which were held by approximately 170 shareholders.

                                                                                Percent of class
                                        Amount and nature         --------------------------------------------
Name and address of                     of beneficial             Before the offering        After the maximum
beneficial owner                        ownership                                            offering
----------------                        ---------                 -------------------        -----------------
Roger D. Shearer                        2,490,156                 66 %                       58 %
20 Corporate Woods Blvd.
Albany, NY 12211

Laurance C. Monks                       709,844                   19 %                       17 %
123 Teal Avenue
Broadalbin, NY 12025

Named officers and directors            2,490,156                 66 %                       58 %
as a group

                            Description of securities

The securities being offered are shares of our common stock, par value $.001 per share.

Common stock

We are authorized to issue up to 6,000,000 shares of common stock, $.001 par value per share. 3,749,834 shares and 27,500 warrants were issued and outstanding as of December 31, 2001. Our principal shareholders, Mr. Shearer and Mr. Monks, hold 2,490,156 shares and 709,844 shares respectively. The remaining 549,834 shares and 27,500 warrants outstanding, as of December 31, 2001, are held by approximately 170 other stockholders.

Each outstanding share of common stock is entitled to one non-cumulative vote, either in person or by proxy, on all matters that may be voted upon at meetings of the stockholders.

There is currently no established public trading market for our stock.

Stockholders of common stock have the following rights or limitations on their rights:

     o They have equal ratable rights to dividends from legally available funds when and if the board of directors declares dividends of the company.

     o They are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock.

     o In the event of liquidation, dissolution or winding up of the affairs of the company, they do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable to those rights.

All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, and will have no personal liability attaching to the ownership of them. Our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors of the company if they so choose. In that event, the holders of the remaining shares will not be able to elect any of the company's directors. At the completion of this offering our principal stockholder, Mr. Shearer, will beneficially own 58% of the outstanding shares if the maximum number of shares are sold in this offering. Therefore, he will be in a position to control the affairs of the company.

Preferred stock

The company has the authority to issue shares of preferred stock with the preferences, limitations and rights determined by the board of directors. We have not yet issued any preferred stock and thus the rights and preferences of any such shares, when issued, have not been established.

Warrants

We currently have outstanding 31,250 warrants, each of which allows the holder to acquire one share of common stock at a price of $.50 per share for a period of ten years commencing on various dates in November and December 2001. The exercise price and number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalizations, reorganization, merger or consolidation. However, the warrants are not subject to adjustment for issuances of common stock at prices below the exercise price of the warrants.

Dividends

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, deem relevant. Our rights to declare a divided is not limited by any restrictive covenant, contract or agreement.

                         Shares eligible for future sale

Upon completion of the offering, if the maximum number of shares are sold, we will have 4,249,834 shares of common stock outstanding. Of these shares, the 500,000 shares of common stock being registered under this Registration Statement will be freely tradable without restriction under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may only be sold in compliance with the provisions of Rule 144, as defined below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediates, control, or are controlled by, or are under common control with us. The remaining 3,749,834 shares of common stock will be "restricted securities" as defined in Rule 144 and will become eligible for public sale subject to the restrictions of Rule 144 commencing one year from their issuance. In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the "restricted shares" (as that phrase is defined in Rule
144) were acquired from us and the date they were acquired from an affiliate of ours, then the holder of the restricted shares (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock during the four calendar weeks preceding the sale. The holder may only sell the shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule144 are also subject to certain requirements pertaining to the manner of the sales, notices of the sales and the availability of current public information concerning us. An affiliate may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us and the date they were acquired from an affiliate, as applicable, a holder of these restricted shares who is not an affiliate at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

As of December 31, 2001, there have been 224,000 shares held by non-affiliates for a period exceeding one year. No shares have been held by non-affiliates for more than two years.

We can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that these sales may occur, could adversely affect prevailing market prices.

Transfer agent

We are currently acting as our own transfer agent. After completion of this offering we will choose a registered transfer agent for our common stock.

                                    Business

PriorityAccess, Inc. was incorporated in July of 1999. Our core mission is to serve the interests of our diverse investor network by evaluating, supporting and providing access to sound, early-stage investment opportunities and value added financial services. In a market that traditionally limits access to early-stage investment opportunities to institutional investors, venture capitalist and a select group of high net worth individuals, PriorityAccess bridges the gap between business innovators and individual investors.

Since its inception the company's development objectives were to: (1) establish and grow a network of qualified investors; (2) assemble a distribution of individuals qualified in complementary business disciplines including marketing, accounting, financial, management, securities and investment banking; (3) form and launch a financial services subsidiary; and (4) form or acquire a NASD registered broker/dealer subsidiary.

The company has successfully met each of its development objectives, tested and refined its business model and progressed to operations and revenue. Our investor network currently numbers approximately 2,500 individuals, our management and staff include experienced marketing professionals, an accounting professional, a Certified Public Accountant, licensed securities principals, licensed insurance professionals, licensed securities brokers as well as experienced banking support. PriorityFinancial, Inc. is a financial services subsidiary that has been launched and is producing revenues and the NASD recently approved our acquisition of AccessCapital, Inc. an NASD registered broker/dealer. The company, through its EquiMerge operating division, owns Laurus Acquisition Corporation and Darby Acquisition Corporation, both of which have been formed for the expressed purpose of seeking registration as blank check companies that would qualify and have internets in such a reverse merger transaction.

Endpoint Technologies, Inc. is a technology accelerator that is majority owned by the company and is the entity through which the company pursues technology related opportunities.

Plan of operation

The funds raised from the sale of securities in this offering will provide capital sufficient to support company activates going forward. Successfully selling the securities registered under this filing will provide working capital and project funds sufficient to support all company operations and grow and require no future funding.

All capital expenditures relating to plant and equipment have been expended during development stage of the company. Research and development costs associated with the testing refinement of the company's business model have been incurred during its development stage.

The company and its subsidiaries currently employ nineteen individuals. It is planned that total staffing will increase to approximately thirty during the twenty four months following the effective date of this prospectus.

Since its inception the company has progressed through its research and development and now into being dully structured and operational. The company's operating revenues has resulted form the delivery of support services to Endpoint Technologies, Inc. and support to its two wholly owned subsidiaries, PriorityFinancial, Inc. and AccessCapital, Inc. Operating revenue to date totals $115,600. Non-operating revenue has been realized from the sale of certain assets that were originally secured specifically to enhance the company's value and enable revenue from its strategic sale. Non-operating revenue to date totals $1,751,879.

The company's only debt is the result of the limited offering to current investors of a debt instrument that has enabled the roll out of services by the two operating subsidiaries. The company moved to full operation in December 2001 and anticipates cash positive operations commencing in fiscal 2002 and forward. The company's financial condition is as presented in the attached financial statements which accurately represent the absence of substantial revenue and continuing losses throughout its development stage operations.

The company's marketing programs are defined and on schedule for implementation commencing January 2002 and forward. Revenues to the company and its subsidiaries commenced during 2001 and will be positively impacted with the implementation of its marketing programming during the first quarter of 2002.

Our strategy

The company is structured in three specific and inter-relating components.

PriorityAccess, Inc., the parent, is focused in three specific areas of activity.

     1. Identifying new business innovators to which we can deliver value added services that support the innovator in the process of commercializing his product or services.

     2. As funding benefits PriorityAccess' efforts on behalf of its clients it will engage AccessCapital, Inc., a subsidiary and NASD registered broker/dealer, to conduct its own due diligence and support funding needs of our clients by making the investment opportunity known to its clients who are also members of the PriorityAccess investor network.

     3. PriorityAccess will support marketing, administrative and capital requirements of its two subsidiaries AccessCapital, Inc. and PriorityFinancial, Inc. for which it will derive fee-based revenues.

AccessCapital, Inc. is an NASD registered broker/dealer and a subsidiary of PriorityAccess. It is available to support the funding needs of various PriorityAccess projects and/or clients.

PriorityFinancial, Inc. is a subsidiary of PriorityAccess and it offers a menu of financial products and services to is clientele and to the PriorityAccess investor network. It is managed by appropriately licensed insurance and securities professionals and derives it revenues entirely from the delivery of fee-based services and the sale of various insurance and financial products.

The company will market itself in a manner to establish and promote the common branding of PriorityAccess and its subsidiaries by presenting itself as a sole source to meet the needs of innovators and investors alike. There exists an increasing gap between the need for high yield, patient capital and its availability to emerging businesses. This "capital gap" limits and investor's access to early stage investments and an innovators access to critical funds. PriorityAccess represents a common platform between innovators and investors, effectively bridging the "capital gap".

PriorityAccess, Inc. along with its two subsidiaries is a development stage company that has progressed to operations and revenues. The company has tested and refined its business model in the course of its development stage and that of its two subsidiaries. The company is young yet it is staffed and managed by experienced professionals that now work in a collaborative manner to meet the objectives of the common innovator and in investor client base.

                         Statement as to indemnification

Section 145 of Delaware General Corporation law permits, and our certificate of incorporation provides for, indemnification of the officers, directors, employees and agents of registrants by the company.

Our articles of incorporation provide that we shall indemnify, to the full extent permitted by Delaware law, persons whom we have the legal power to indemnify. Under the law, PriorityAccess, Inc. has the power to indemnify any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission that such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                     Relationships and related transactions

PriorityAccess shares office space, certain employees and other overhead expenses with several of its subsidiaries. PriorityAccess allocates compensation, benefit and administrative expenses to PriorityFinancial, Inc. based on actual compensation and expenses. Pursuant to that allocation arrangement, as of December 31, 2001, PriorityFinancial owed PriorityAccess $143,257.08. PriorityAccess treats such outstanding allocation amounts as normal receivables to be paid in the ordinary course of business.

In October, 1999, Endpoint Technologies, Inc. entered into a 15 month agreement with PriorityAccess that ended on January 31, 2001 and required Endpoint Technologies to pay a total of $450,000 to PriorityAccess for administrative support services. Endpoint Technologies also engaged PriorityAccess to provide management advisory services between October 1, 2001 and October 1, 2002 for $25,000 per month plus reimbursement for actual expenses incurred.

PriorityAccess has agreed to provide certain capital contributions and pay certain expenses of its broker-dealer subsidiary AccessCapital. PriorityAccess is committed to providing capital contributions to AccessCapital to ensure it complies with certain net capital requirements of the National Association of Securities Dealers. As of December 31, 2001, PriorityAccess provided approximately $15,000 in capital contributions, and may be required to make additional capital contributions in the future. In addition, PriorityAccess will pay all of AccessCapital's non-regulatory expenses until such time as AccessCapital, Inc. generates positive net earnings. There is no certainty as to when, if ever, AccessCapital will produce positive net earnings.

In February 2001 PriorityAccess entered into support services agreement with Grubstreet Capital LLC, a New York limited liability company controlled by Laurance C. Monks, a principal shareholder of PriorityAccess. The agreement provides for payments to Grubstreet Capital of $15,000 for two months and $14,000 per month through February 2002 for specific support and businesses services.

In January, 2000, PriorityAccess entered into a management consulting agreement with Spectrum Capital LLC, a business development company controlled by Roger D. Shearer and Laurance C. Monks, PriorityAccess principal stockholders. The agreement provided for payments to Spectrum Capital of $25,000 per month for management advisory and consulting services. The twelve-month agreement was terminated effective December 31, 2000.

                             Description of property

The principal executive offices of the company are located at 20 Corporate Woods Boulevard, 2nd Floor, Albany, New York, 12211, where the company leases approximately 4400 square feet of office space. The lease expires in 2006. The company also leases approximately 1570 square feet of office space at 4800 N. Federal Highway, Suite 300A, Boca Raton, Florida 33431. The lease expires in 2003.

                                 Legal opinions

Whiteman Osterman & Hanna, One Commerce Plaza, Albany, New York 12260, our special counsel, has rendered an opinion that the shares are validly issued and non-assessable.

                                     Experts

Kaufman, Rossin & Co., independent accountants have audited our financial statements as of December 31, 2001. Our financial statements are included in this prospectus and elsewhere in the registration statement in reliance upon the report of Kaufman, Rossin & Co. given on their authority as experts in auditing and accounting.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
PriorityAccess, Inc.

We have audited the accompanying consolidated balance sheet of PriorityAccess, Inc. and Subsidiaries (a development stage company) as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000, the period from inception (July 7, 1999) through December 31, 1999 and the period from inception (July 7, 1999) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PriorityAccess, Inc. and Subsidiaries as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, the period from inception (July 7, 1999) through December 31, 1999 and the period from inception (July 7,
1999) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                        KAUFMAN, ROSSIN & CO.

Miami, Florida
June 19, 2001

PRIORITYACCESS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2000

ASSETS
--------------------------------------------------------------------------------

CURRENT ASSETS
     Cash                                                               $111,224
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation
 of $7,949 (Note 4)                                                       54,151

OTHER ASSETS                                                               3,831
--------------------------------------------------------------------------------

          TOTAL ASSETS                                                  $169,206
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

CURRENT LIABILITIES
     Accounts payable and accrued expenses                              $ 22,191
     Current maturities of long-term debt (Note 5)                         6,500
--------------------------------------------------------------------------------
          Total current liabilities                                       28,691

LONG-TERM DEBT (NOTE 5)                                                   21,231

MINORITY INTEREST                                                          3,400

COMMITMENTS AND CONTINGENCY (NOTE 7)

STOCKHOLDERS' EQUITY                                                     115,884
--------------------------------------------------------------------------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $169,206
--------------------------------------------------------------------------------

PRIORITYACCESS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          Period from        Period From
                                                                           Inception          Inception
                                                           Year ended    (July 7, 1999)     (July 7, 1999)
                                                          December 31,      through            through
                                                              2000      December 31, 1999  December 31, 2000
------------------------------------------------------------------------------------------------------------
EXPENSES:
     Compensation and benefits                             $   608,557    $        --        $   608,557
     Consulting                                                517,720         46,022            563,742
     General and administrative                                182,168         25,332            207,500
     Interest                                                    3,327            585              3,912
     Professional fees                                          57,819         14,331             72,150
     Rent                                                       66,037         21,747             87,784
     Sky Station International technology expenses             500,000             --            500,000
------------------------------------------------------------------------------------------------------------
         Total expenses                                      1,935,628        108,017          2,043,645
------------------------------------------------------------------------------------------------------------

OTHER INCOME
     Gain on sale of stock                                     682,929             --            682,929
------------------------------------------------------------------------------------------------------------

LOSS BEFORE MINORITY INTEREST                                1,252,699        108,017          1,360,716

MINORITY INTEREST IN LOSS OF SUBSIDIARY                          5,300             --              5,300
------------------------------------------------------------------------------------------------------------

NET LOSS                                                   $ 1,247,399    $   108,017        $ 1,355,416
------------------------------------------------------------------------------------------------------------

NET LOSS PER SHARE                                         ($     0.75)   ($     0.07)       ($     0.82)
------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING         1,670,993      1,600,000          1,647,721
------------------------------------------------------------------------------------------------------------

PRIORITYACCESS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 7, 1999) THROUGH DECEMBER 31, 2000

                                                                     Common Stock,                         Deficit
                                                              $.001 par value; 3,000,000                 Accumulated
                                                                   shares authorized       Additional     During the
                                                              --------------------------    Paid-in      Development
 Transaction                                            Date       Shares    Par Value       Capital        Stage            Total
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for cash                      7/7/99    1,600,000   $    1,600    $    23,400   $         --  $     25,000

Net loss from inception (July 7, 1999)                     --           --           --           --     (    108,017) (    108,017)
 to December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1999                                --    1,600,000        1,600         23,400   (    108,017) (     83,017)

Issuance of common stock for compensation              1/1/00       10,000           10            490            --            500

Issuance of common stock for cash                     3/29/00       20,000           20         99,980            --        100,000

Issuance of common stock under Private Placement      7/15/00       98,950           99        989,401            --        989,500

Private placement offering costs                           --           --           --    (    10,000)           --   (     10,000)

Issuance of common stock to minority interest of     12/15/00           --           --        366,300            --        366,300
 subsidiary for cash

Net loss for the year ended December 31, 2000              --           --           --             --   (  1,247,399) (  1,247,399)
-----------------------------------------------------------------------------------------------------------------------------------

Total                                                            1,728,950   $    1,729    $ 1,469,571   ($ 1,355,416) $    115,884
-----------------------------------------------------------------------------------------------------------------------------------

PRIORITYACCESS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            Period from             Period From
                                                                                             Inception               Inception
                                                                     Year ended        (July 7, 1999) through (July 7, 1999) through
                                                                  December 31, 2000       December 31, 1999       December 31, 2000
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                       ( $    1,247,399)         ( $   108,017)    ( $   1,355,416)
-----------------------------------------------------------------------------------------------------------------------------------
    Adjustments to reconcile net loss to net cash used in
       operating activities:
       Depreciation                                                           6,883                  1,066               7,949
       Common stock issued for compensation                                     500                     --                 500
       Minority interest in loss of subsidiary                       (        5,300)                    --           (   5,300)
       Changes in operating assets and liabilities:
          Other assets                                               (        3,831)                    --           (   3,831)
          Accounts payable and accrued expenses                              22,191                     --              22,191
-----------------------------------------------------------------------------------------------------------------------------------
              Total adjustments                                              20,443                  1,066              21,509
-----------------------------------------------------------------------------------------------------------------------------------
                 Net cash used in operating activities               (    1,226,956)           (   106,951)      (   1,333,907)
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Minority interest in net proceeds from issuance of
       common stock of subsidiary                                             8,700                     --               8,700
    Purchases of property and equipment                              (       39,491)           (    22,609)      (      62,100)
-----------------------------------------------------------------------------------------------------------------------------------
                 Net cash used in investing activities               (       30,791)           (    22,609)      (      53,400)
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on long-term debt                                             40,700                109,596             150,296
    Repayments of long-term debt                                     (      121,647)           (       918)      (     122,565)
    Net proceeds from the issuance of common stock                        1,079,500                 25,000           1,104,500
    Net proceeds from the issuance of common stock of
       subsidiary                                                           366,300                     --             366,300
-----------------------------------------------------------------------------------------------------------------------------------
                 Net cash provided by financing activities                1,364,853                133,678           1,498,531
-----------------------------------------------------------------------------------------------------------------------------------

INCREASE IN CASH                                                            107,106                  4,118             111,224

CASH - BEGINNING                                                              4,118                     --                  --
====================================================================================================================================

CASH - ENDING                                                            $  111,224             $    4,118          $  111,224
====================================================================================================================================

Supplemental Disclosures:
-----------------------------------------------------------------------------------------------------------------------------------

    Interest paid                                                        $    3,327             $      585          $    3,912
====================================================================================================================================

    Income taxes paid                                                    $       --             $       --          $       --
====================================================================================================================================

                             See accompanying notes.

PRIORITYACCESS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Basis of Consolidation

          The consolidated financial statements include the accounts of PriorityAccess, Inc., f/k/a Priority Access Networks, Inc., ("PriorityAccess"), its wholly owned subsidiaries, Darby Acquisition Corporation ("Darby") and Laurus Acquisition Corporation ("Laurus"), and its 98% owned subsidiary, Endpoint Technologies, Inc. ("Endpoint"). The consolidated group is collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

          Organization and Business Activity

          PriorityAccess was formed in July 1999 to create and manage new investment opportunities for near term delivery to the public equity markets through the implementation of direct public offerings. PriorityAccess' business activities to date have primarily consisted of raising capital through a private placement offering, developing materials for use in the promotion of its investment projects and identifying and evaluating potential investment projects.

          Endpoint was formed in October 2000 to support and facilitate the development and introduction of new technologies. Endpoint's business activities to date have primarily consisted of raising capital through a private placement offering, identifying and securing rights for new technologies and engaging consulting firms to provide due diligence related to these new technologies.

          Darby and Laurus were formed in October and November 2000, respectively, for the purpose of creating corporate vehicles to engage in business combinations. Their business activities to date have primarily consisted of preparing to file registration statements for initial public offerings.

          The Company is considered to be in the development stage, and the accompanying financial statements represent those of a development stage company.

          Cash

          The Company, from time to time, maintains cash balances in excess of federally insured limits.

          Income Taxes

          The Company accounts for income taxes according to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires a liability approach to calculating deferred income taxes.

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

          Fair Value of Financial Instruments

          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

               Cash and accounts payable and accrued expenses - The carrying amounts approximate fair value because of the short maturity of these instruments.

               Long-term debt - The fair value of long-term debt is estimated using discounted cash flows analyses based on the Company's incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2000, the fair values approximate the carrying values.

          Property and Equipment

          Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not extend the lives of the respective assets are charged to expense in the period incurred.

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

          Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 5 to 7 years.

          Net loss per share

          Net loss per share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share," based on the weighted average number of common shares outstanding. There were no potentially dilutive securities outstanding during the periods.

          Preferred Stock

          The Company has the authority to issue shares of preferred stock with the preferences, limitations and relative rights determined by the Board of Directors. At December 31, 2000 no preferred stock was issued and outstanding.

          Minority Interest

          Minority interest in loss of subsidiary represents the minority shareholders' share of the loss of Endpoint. The minority interest in the consolidated balance sheet reflects their proportionate share of the stockholders' equity of the subsidiary.

     RELATED PARTY TRANSACTIONS

          Management and Consulting Agreement

          Effective January 1, 2000, PriorityAccess entered into a management and consulting agreement with Spectrum Capital, LLC (Spectrum), its principal shareholder. The agreement provided for payments to Spectrum of $25,000 per month for management advisory and consulting services, as defined. The agreement was for a period of twelve months and was terminated effective December 31, 2000.

          Support Services Agreement

          In February 2001, PriorityAccess entered into a support services agreement with a company owned by an officer of Spectrum. The agreement provides for payments to the service provider of $15,000 per month for two months and $14,000 per month through February 2002 for specific support and business services, as defined.

     SKY STATION INTERNATIONAL TECHNOLOGY

          During November 2000, Endpoint entered into a contract with Sky Station International, Inc. ("SSI") whereby Endpoint purchased for $250,000 the exclusive right to joint venture with SSI in the development and commercialization of a terrestrial high capacity wireless technology owned by SSI. The contract also provides for, among other things, Endpoint to pay SSI a management fee of $250,000. These amounts are included in Sky Station International technology expenses in the accompanying consolidated statement of operations.

     PROPERTY AND EQUIPMENT

          At December 31, 2000, property and equipment consisted of the following:

          Computer and office equipment                                $ 29,603
          Website development costs                                      21,140
          Furniture and fixtures                                         11,357
          ---------------------------------------------------------------------
                                                                         62,100
          Less accumulated depreciation                               (   7,949)
          ---------------------------------------------------------------------

                                                                       $ 54,151
          ---------------------------------------------------------------------

          Depreciation expense amounted to $6,883 and $1,066 for the year ended December 31, 2000 and the period from inception (July 7, 1999) through December 31, 1999, respectively.

     LONG-TERM DEBT

          At December 31, 2000, long-term debt consisted of a note payable to a bank bearing interest at 9.25% per annum, with monthly principal and interest payments of approximately $700. The note matures in September 2004, is secured by all of the assets of PriorityAccess and is guaranteed by Spectrum.

          Scheduled maturities of long-term debt for years subsequent to December 31, 2000 are as follows:

          2001                                                          $  6,500
          2002                                                             7,130
          2003                                                             7,821
          2004                                                             6,280
          ---------------------------------------------------------------------

                                                                        $ 27,731
          ---------------------------------------------------------------------

     INCOME TAX BENEFIT

          The income tax benefit consisted of the following for the year ended December 31, 2000 and the period from inception (July 7, 1999) through December 31, 1999:

                                                           2000          1999
          ---------------------------------------------------------------------

          Deferred:
            Federal                                    $  446,000     $  38,000
            State                                          19,000         2,000
          Increase in valuation allowance             (   465,000)   (   40,000)
          ---------------------------------------------------------------------

                                                       $       --     $      --
          ---------------------------------------------------------------------

          Deferred income tax assets at December 31, 2000 of approximately $505,000 are principally comprised of net operating loss carryforwards and are completely offset by a valuation allowance.

          The difference between the tax benefits and the amounts computed by applying the federal statutory tax rates to the losses before income taxes are due to increases in the valuation allowance and permanent differences.

          The Company has net operating loss carryforwards totaling approximately $1,346,000, expiring in various years through 2020.

         COMMITMENTS AND CONTINGENCY

          Operating Leases

          The Company is obligated under non-cancelable operating leases for its office facilities and various equipment, which expire through January 2006.

          Approximate future minimum lease payments under all non-cancelable leases for years subsequent to December 31, 2000 are as follows:

          2001                                                        $  120,000
          2002                                                           121,000
          2003                                                            95,000
          2004                                                            79,000
          2005                                                            78,000
          Thereafter                                                       6,000
          ----------------------------------------------------------------------

                                                                      $  499,000
          ----------------------------------------------------------------------

          Rent expense incurred under all operating leases amounted to approximately $66,000 and $22,000 for the year ended December 31, 2000 and the period from inception (July 7, 1999) through December 31, 1999, respectively.

          Stock Repurchase

          Subsequent to December 31, 2000, PriorityAccess and Endpoint made offers in several states to repurchase shares of common stock from investors who had previously acquired shares in the private placements. Of these offers, to date, four investors sold their shares back to the Company at the original purchase price aggregating $17,000 plus interest at varying rates. There is a possibility that the Company may offer to repurchase additional shares aggregating $89,000.

     INVESTMENT IN STRATOCOMM

          During 2000, Spectrum transferred 3,180,000 shares of common stock of Stratocomm, Inc. ("Stratocomm") to PriorityAccess. The shares represented an ownership interest of approximately 30% of Stratocomm. Spectrum had a historical cost of zero in the stock at the time of transfer. The Company accounts for its investment in Stratocomm under the equity method. Under this method, the investment is stated at Spectrum's cost and adjusted for the Company's proportionate share of earnings or losses. As the Company's share of Stratocomm's losses exceeded the carrying value of the investment at December 31, 2000 and the Company had not guaranteed obligations of Stratocomm, the investment is carried at zero. The Company determines the amount of equity method losses based on the ownership level of the investee security.

          In November and December 2000, PriorityAccess sold 52,533 shares of Stratocomm stock to unrelated investors for a sales price of $682,929. This amount is included as other income on the accompanying consolidated statement of operations.

     ENDPOINT WARRANTS

          In December 2000, pursuant to a private placement, Endpoint issued 38,500 shares of common stock for an aggregate of $385,000. The purchasers of the common stock also received a warrant to purchase one share of common stock of Endpoint at 75% of the average of the initial bid and ask prices at the time the shares begin trading publicly.

     SUBSEQUENT EVENTS

     Subsequent to December 31, 2000, PriorityAccess sold additional shares of Stratocomm for a sales price of approximately $750,000. In addition, PriorityAccess is in the process of formalizing a private placement offering which is expected to raise in excess of $500,000.

                                     Part II

                     Information not required in prospectus

               Item 24. Indemnification of directors and officers

The Delaware General Corporation Law provides for the indemnification of our officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. - - (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) or absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)

Article 8 of our By-laws provides for the indemnification of our officers, directors, and corporate employees and agents under certain circumstances as follows:

     "The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify all persons whom it may indemnify pursuant thereto."

                 Item 25. Expenses of issuance and distribution

SEC registration fee                                                  $ 1,195
Legal fees and expenses                                                40,000*
Accounting fees and expenses                                           10,000*
Blue Sky fees and expenses                                             5,000*
Printing and engraving                                                 3,500*
Miscellaneous                                                          2,500*
                                                                      --------
     Total                                                            $62,195*
----------------
     * Estimate

                Item 26. Recent sales of unregistered securities

On September 1, 1999, in connection with the organization of the company, the company issued 1,600,000 pre-split shares of common stock to Spectrum Capital, LLC for an aggregate price of $25,000. The transaction was exempt from registration under Section 4(2) the Securities Act of 1933 because it did not involved public offering.

On February 28, 2000, and April 3, 2000, we completed a private placement of 20,000 pre-split shares of our common stock to one accredited individual for an aggregate purchase price of $100,000. We completed the placement without the use of an underwriter and in reliance on the exemption from registration under the Securities 4(2) of such Act and Rule 506 of Regulation D. The purchaser received and was given access to the information required under Rule 502(b) and no selling commissions or other compensation was paid in connection with such transactions.

On November 2, 2000, we competed a private placement of 92,000 pre-split shares of our common stock. The private placement was made to 144 investors for an aggregate purchase price of $920,000. We completed the placement without the use of an underwriter and in reliance on the exemption from registration under the Securities Act of 1933 provided by Sections 3(b) and 4(2) of such Act and Rule 504 of Regulation D. All purchasers received or were given access to the information required under Rule 502(b) of Regulation D. No selling commissions or other compensation was paid in connection with such transaction.

On September 12, 2001, we completed a private placement of 102,917 pre-split shares of our common stock. We completed the placement without the use of an underwriter and in reliance on the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D. The private placement was made to 44 investors (24 accredited and 20 non-accredited) for an aggregate purchase price of $786,552.50. All purchasers received or were given access to the information required under Rule 502(b) of Regulation D. No selling commissions or other compensation was paid in connection with such transaction.

On December 14, 2001, we completed a private placement 10% unsecured Promissory Notes totaling $275,000 and 27,500 warrants to purchase an equal number of shares of common stock. The principal and interest on the notes are due four-months from the date of execution, and the maturity date may be extended for another four months at the discretion of the company. If extended, each warrant holder is entitled to receive one additional warrant for each warrant owned, which would bring the number of outstanding warrants to 55,000. The warrants are exercisable at $.50 each for a period of ten years from the date of the Promissory Note. We completed the placement without the use of an underwriter and in reliance on the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D. The private placement was made to 12 investors (8 accredited and 4 non-accredited). All purchasers received or were given access to the information required under Rule 502(b) of Regulation D. No selling commissions or other compensation was paid in connection with such transaction.

In September 2001, we amended our Certificate of Incorporation to increase our authorized capital from 3,000,000 shares of common stock to 6,000,000 shares of common stock. In connection with our amendment, we forward split our shares on a 2-for-1 basis so that each holder of a share received 2 shares for each share held.

On November 2, 2000, the company issued 10,000 pre-split shares of common stock to one individual and on December 12, 2001, the company issued 100,000 shares of common stock to five individuals as compensation for services and as an incentive to continue to provide services for and create loyalty to the company. There were no fees or deductions.

                               Item 27. Exhibits.

3.1  Certificate of Incorporation.

3.2  By-Laws.

4.1  Specimen Certificate of Common Stock.

4.6  Executed Escrow Agreement.

4.7  Form of Subscription Agreement

5.0  Opinion of Counsel.

24.0 Accountant's Consent to Use Opinion.

24.1 Counsel's Consent to Use Opinion.

                             Item 28. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned small business issuer will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                   Signatures

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albany, State of New York, on January 25, 2002.

(Registrant): PriorityAccess, Inc.
              --------------------

BY: /s/ Roger D. Shearer
    -------------------------
Roger D. Shearer, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Roger D. Shearer, as principal executive officer
and as principal financial and accounting officer               January 25, 2002

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              PRIORITYACCESS, INC.

        Under Section 242 and 245 of the Delaware General Corporation Law

     The undersigned, being the President of PriorityAccess, Inc., a Delaware corporation, pursuant to Section 242 and 245 of the Delaware General Corporation Law, does hereby restate, certify and set forth:

     1. The name of the corporation is PriorityAccess, Inc. (the "Corporation"). The Corporation was originally incorporated under the name thinkubation.com, inc.

     2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on the 7th of July, 1999.

     3. The text of the Certificate of Incorporation of the Corporation is hereby restated, as amended hereby, to read as herein set forth in full:

               FIRST: The name of the corporation (hereinafter called the ("corporation") is PriorityAccess, Inc.

               SECOND: The registered office of the corporation in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808. The name of the corporation's registered agent at such address is Corporation Service Company, Inc.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Six Million (6,000,000) shares of common stock. The par value of each of such shares is $.001.

               FIFTH: The name and mailing address of the Incorporator is as follows:

                  NAME                               MAILING ADDRESS
                  ----                               ---------------
              Robert J. Murphy                    Spectrum Capital, LLC
                                                 16 Corporate Woods Blvd.
                                                     Albany, NY 12211

               SIXTH: The following provisions are inserted for the management of the business and for the conduct or the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                    (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by written ballot.

                    (2) The board of directors of the corporation shall have the power to adopt, amend or repeal the by-laws of the corporation; provided, however, that the fact that such power has been conferred upon the board of directors shall not divest the corporation's stockholders of the power, nor limit their power to adopt, amend or repeal the by-laws of the corporation.

                    (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

               SEVENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnity under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified maybe entitled under any by-law, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

               NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders any class of then, any court of equitable jurisdiction within the State of Delaware may, or on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provision of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class or creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights and powers at any time conferred herein on stockholders, directors and officers are subject to the provision of the Article TENTH.

               IN WITNESS WHEREOF, I have signed this Certificate as of the 25 day of January 2002, and I affirm the statements contained herein as true under penalties of perjury.


                                                ------------------------------
                                                Roger D. Shearer
                                                President

                                     BY-LAWS

                                       OF

                              PRIORITYACCESS, INC.

                                    ARTICLE I
                                     OFFICES

     The registered office of the corporation shall be established and maintained in the county of New Castle, State of Delaware. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

1. Place of Meetings. Meetings of stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Delaware as the board of directors shall authorize.

2. Annual Meetings. An annual meeting of the stockholders shall be held for the election of directors on any business day, chosen by the board of directors, within five months after the close of the corporation's preceding fiscal year, at 10:00 o'clock A.M., local time. Any other proper business may be transacted at the annual meeting.

3. Special Meetings. Special meetings of the stockholders may be called by the board of directors or by the president or secretary. Business transacted at a special meeting of the stockholders shall be confined to the purpose or purposes set forth in the notice of such meeting.

4. Notice of Stockholders' Meetings. Written notice, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

5. Quorum of Shareholders. Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business.

6. Adjourned Meetings. The stockholders present at a meeting may adjourn the meeting despite the absence of a quorum. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

7. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

8. Voting. Unless otherwise provided in the certificate of incorporation, all elections of directors shall be by written ballot. Except as otherwise required by applicable law or as provided in the certificate of incorporation, at each and every meeting of the stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Directors shall be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election, and any other corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon; provided, however, that where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

10. Written Consent of Stockholders. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

1. Board of Directors. Except as provided by the General Corporation Law of the State of Delaware or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of its board of directors.

2. Number of Directors. The number of directors initially constituting the whole board shall be two (2). The number of directors may be increased or decreased by action of a majority of the whole board subject to the limitation that no such decrease in the number of directors shall shorten the term of any incumbent director.

3. Election and Term of Directors. At each annual meeting of the stockholders, the stockholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified, or until his prior resignation or removal. Directors may be shareholders or non-shareholders.

4. Vacancies and Newly Created Directorships. Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

5. Removal of Directors. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

6. Resignation of Directors. A director may resign at any time by giving written notice to the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the corporation. The acceptance of a resignation shall not be necessary to make it effective.

7. Quorum of Directors. Unless otherwise provided in the certificate of incorporation, a majority of the whole board shall constitute a quorum for the transaction of business.

8. Action of the Board. Unless otherwise required by law or the certificate of incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

9. Place and Time of Board Meetings. The board of directors may hold its meetings at the office of the corporation or at such other places, either within or without the State of Delaware, as it may from time to time determine.

10. Regular Annual Meeting. A regular annual meeting of the board of directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

11. Notice of Meetings of the Board; Adjournment. Regular meetings of the board of directors may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board of directors shall be held upon notice to the directors and may be called by the president upon three days' notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12. Chairman of Meetings of the Board. At all meetings of the board, a chairman chosen by the board shall preside.

13. Action by Board of Directors by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

14. Director and Committee Action by Conference Telephone. Members of the board of directors, or any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

15. Committees of the Board. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors. The board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.

16. Compensation of Directors. No compensation shall be paid to directors, as such, for their services, but by resolution of the board, a fixed sum and expenses of actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

17. Interested Directors. (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; provided, however, that in the event the whole board shall consist of one director, the contract or transaction shall be approved or ratified by vote of the stockholders, as provided below; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

1. Offices; Election; Term. The officers of the corporation shall be a president, a secretary and a treasurer, and such other officers (including one or more vice presidents) as the board of directors may determine, each of whom shall be elected or appointed by the board of directors and shall have such duties, powers and functions as hereinafter provided. Any number of offices may be held by the same person. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified, or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

2. President. The president shall preside at all meetings of stockholders. He shall be an ex officio member of all standing committees and shall, in general, supervise, manage, and control all of the business and affairs of the corporation, subject to the control of the board of directors. He shall have power to sign certificates representing shares of the corporation and to sign and execute all contracts and instruments of conveyance in the name of the corporation, to sign checks, drafts, notes and orders for the payment of money, and to appoint and discharge agents and employees of the corporation, subject to the control of the board of directors. He shall perform all the duties usually incident to the office of president.

3. Secretary. The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the stockholders, and also, unless otherwise directed, the minutes of all meetings of committees in books provided for that purpose. He shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal so to do, any such notice may be given by any person thereunto directed by the president or by the directors or stockholders upon whose requisition the meeting is called. He shall have charge of the corporate books and records. He shall have custody of the seal of the corporation and affix the same to all instruments requiring it when authorized by the directors or the president, and attest the same. He shall sign with the president or vice-president all certificates representing shares of the corporation. And he shall, in general, perform all the duties incident to the office of secretary.

4. Treasurer. The treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation; when necessary or proper he shall endorse on behalf of the corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depository as the board of directors may designate. He shall receive and give or cause to be given receipts and acquaintances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, and whenever required by the president or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation; he shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours; he shall sign with the president or a vice-president certificates representing shares of the corporation; he shall perform all other duties and acts incident to the office of treasurer. He shall, if required by the board of directors, give the corporation security for the faithful performance of his duties in such sum and with such surety as the board of directors may determine.

5. Vice-President. The vice-president, if there be one (or, if there be more than one, the executive vice-president) shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. The vice-president(s) shall have such powers and perform such duties as may be delegated to him by the president or prescribed by the board of directors.

6. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and the assistant treasurers, if there be any, may sign with the president or vice-president, certificates representing shares of the corporation. The assistant secretaries and the assistant treasurers shall have such other powers and shall perform such other duties as may be assigned to them by the board of directors, the president or by the secretary or treasurer, respectively. In the absence or disability of the secretary or the treasurer, the assistant secretary or the assistant treasurer, respectively, shall perform all their duties and exercise all their powers. The assistant treasurer may be required to give security for the faithful performance of his duties in such sum and with such surety as the board of directors may require.

7. Removal of Officers. Any officer elected or appointed by the board of directors may be removed by the board of directors with or without cause.

8. Vacancies. If the office of any officer becomes vacant, the directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified.

9. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the board of directors. No officer shall be precluded from receiving any compensation by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                                     SHARES

1. Certificates Representing Shares. The shares of the corporation shall be represented by certificates in such form as shall be prepared or approved by the board of directors and shall be numbered consecutively. The certificates shall be signed by the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

2. Lost, Destroyed and Stolen Share Certificates. Any person claiming a certificate representing shares to be lost, apparently destroyed or wrongfully taken shall make an affidavit or affirmation of that fact, and, if required by the board of directors, shall give the corporation an indemnity bond in such form and in such amount as the board may determine, to protect it or any person injured by the issue of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the claimant so requests prior to notice to the corporation that the lost, apparently destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.

3. Transfer of Shares. The certificated shares of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the corporation by the delivery thereof to the person in charge of the list of stockholders and the


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

transfer books and ledgers, or the transfer agent, or to such other person as the board may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

4. Record of Stockholders. The corporation shall keep at its office or at the office of its transfer agent or registrar a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of the laws of the State of Delaware.

                                   ARTICLE VI
                         AMENDMENT AND REPEAL OF BY-LAWS

     Except as provided in the certificate of incorporation, the by-laws may be adopted, amended or repealed by vote of the stockholders entitled to vote in the election of directors.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and terminate on the 31st day of December in each calendar year.

2. Dividends. The board of directors may, but shall not be required to, declare, and the corporation may pay, dividends in cash, in property, or in shares of the corporation's capital stock. Such dividends may be declared or paid out of surplus, or, in case there shall be no such surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, upon such terms and conditions provided by the certificate of incorporation or by law. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

3. Seal of Corporation. The seal of the corporation shall be circular in form and have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal" and "Delaware". The seal shall be in the charge of the secretary. If and when so directed by the board of directors or the president, a duplicate of the seal may be kept and used by the secretary, assistant secretary, treasurer or assistant treasurer. The seal may be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

4. Waivers. Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation.

5. Execution of Instruments. All checks, drafts, notes, contracts or other obligations of the corporation shall be signed or countersigned, executed, verified, or acknowledged by the president or such of the officers of the corporation or by such other person or persons as may be authorized by the board of directors.

6. Reference to Certificate of Incorporation. References in these by-laws to the certificate of incorporation shall include all amendments thereto or changes thereof unless specifically excepted.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons it may indemnify pursuant thereto.


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

                              PRIORITYACCESS, INC.
                             SUBSCRIPTION AGREEMENT

To:  PriorityAccess, Inc.
     20 Corporate Woods Boulevard
     Albany, New York 12211

Gentlemen:

You have informed me that PriorityAccess, Inc., a Delaware corporation (the "Company"), is offering up to 500,000 shares of its $.001 par value common stock (the "Common Stock") at a price of $10.00 per share as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed me that the minimum subscription is 250 shares.

1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "Capital Bank & Trust Company as Escrow Agent for PriorityAccess, Inc." or any other consideration satisfactory to the company (the "Funds"), representing the payment of $10.00 per share for the number of shares of the Common Stock indicated below.

2. ACCEPTANCE OF SUBSCRIPTION. It is understood and agreed that the company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The company shall reject this subscription, if at all, in writing within ten business days after receipt of this subscription. Subscriptions not rejected by the company within this ten day period shall be deemed accepted by the company. The company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

3. ACKNOWLEDGMENTS. The undersigned hereby acknowledges that he has received a copy of the Prospectus and agrees to be bound by the terms of this Agreement.

4. REVOCATION. The undersigned agrees that once this Subscription Agreement is accepted by the company, it may not be withdrawn by him. Therefore, until the earlier of the expiration of ten business days after receipt by the company of this Subscription Agreement or acceptance of this Subscription Agreement by the company, the undersigned may withdraw his or her subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

By executing this subscription agreement, the subscriber is not waiving any rights he may have under federal securities laws, including the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

Please fill in the information requested below, make your check payable to "Capital Bank & Trust Company as Escrow Agent for PriorityAccess, Inc. " and mail Subscription Agreement, Stock Certificate Registration Instructions and check to the attention of Roger D. Shearer, President, PriorityAccess, Inc., 20 Corporate Woods Boulevard, Albany, New York 12211.

--------------------------                         -----------------------------
No. of Shares                                      (Signature of Subscriber)
Subscribed

$-------------------------                         -----------------------------
Funds Tendered ($10.00                             Name (Please Print or Type)
per share subscribed)

Date: January 25, 2002

Phone Number:

-------------------------- (Home)

-------------------------- (Office)

--------------------------
(residence street address)

--------------------------
(city, state and zip code)

--------------------------
(social security or other taxpayer
identification number)



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